Exhibit 99(c)

PSEG POWER LLC
Instruction to Registered Holder and/or Depository
Trust Company Participant from Beneficial Owner for

Offer to Exchange
Registered $300,000,000 2.50% Senior Notes due 2013
Registered $406,004,000 5.125% Senior Notes due 2020
for any and all
Unregistered $300,000,000 2.50% Senior Notes due 2013
Unregistered $406,004,000 5.125% Senior Notes due 2020

Pursuant to the Prospectus dated _______, 2010

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM., NEW YORK CITY TIME, ON _______, 2010 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:

     The undersigned hereby acknowledges receipt of the Prospectus dated _______, 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”) of PSEG Power LLC, a Delaware limited liability company (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”) to exchange its registered (i) 2.50% Senior Notes due 2013 (the “2013 Exchange Notes”) and (ii) 5.125% Senior Notes due 2020 (the “2020 Exchange Notes” and, together with the 2013 Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for all of its outstanding unregistered (i) 2.50% Senior Notes due 2013 (the “2013 Original Notes”) and (ii) 5.125% Senior Notes due 2020 (the “2020 Original Notes” and, together with the 2013 Original Notes, the “Original Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$ __________________ of the unregistered 2.50% Senior Notes due 2013.

$ __________________ of the unregistered 5.125% Senior Notes due 2020.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	To TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED (IF LESS THAN ALL)):

$ __________________ of the unregistered 2.50% Senior Notes due 2013.

$ __________________ of the unregistered 5.125% Senior Notes due 2020.

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) any Exchange Notes you receive will be acquired in the ordinary course of business; (ii) you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; (iii) you are not an “affiliate” of the Company as defined in Rule 405 of the Securities Act; (iv) if you are a broker-dealer (x) tendering Original Notes acquired directly from the Company for your own account or (y) tendering 2020 Original Notes acquired by such broker-dealer in exchange for the Company’s 7.75% Senior Notes due 2011 in the Prior Exchange Offer acquired directly from the Company for your own account; and (v) if you are a participating broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The Company may require the undersigned, as a condition to the undersigned’s eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of “beneficial owners” within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, on behalf of whom the undersigned holds the Original Notes to be exchanged in the Exchange Offer.

SIGN HERE

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NAME OF BENEFICIAL OWNER(S)

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SIGNATURE

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NAME(S) (PLEASE PRINT)

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ADDRESS

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TELEPHONE NUMBER

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TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

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DATE